UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 5, 2016

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

000-54209

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 5, 2016, BioCorRx Inc., a Nevada corporation (the "Company"), filed a Certificate of Amendment (the "Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Articles") with the office of the Secretary of State of Nevada. The Amendment replaces existing Article III of the Articles to increase the Company's authorized shares of common stock from 200,000,000 to 525,000,000 and the Company's authorized shares of preferred stock from 80,000 to 600,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1.

For the sake of clarity, the Company is attaching as Exhibit 3.2 to this Current Report on Form 8-K a copy of the Articles. Exhibit 3.2 is the version of the Articles that was in existence prior to the filing of the Amendment.

In addition, for the sake of clarity, the Company is attaching as Exhibit 4.1 to this Current Report on Form 8-K a copy of the one Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock (the "Certificate of Designation") that the Company has filed to date. Exhibit 4.1 is the July 7, 2014 corrected version of the Certificate of Designation that was previously filed as an exhibit to a July 3, 2014 Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Certificate of Amendment to the Articles of Incorporation, filed July 5, 2016.

Exhibit 3.2	Amended and Restated Articles of Incorporation, filed May 7, 2014.

Exhibit 4.1	Certificate of Designation, filed July 1, 2014, as corrected July 7, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: July 6, 2016	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer

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